EXHIBIT 4.1



                            FORM OF REGISTERED UNIT


                         CBT SERIES 2003-1 UNITS TRUST
                          CORPORATE BOND TRACERS UNITS


THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS UNIT IS EXCHANGEABLE FOR UNITS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS UNIT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS UNIT RELATES.

THIS UNIT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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Unit No. 1                                                   CUSIP No.

AGGREGATE INITIAL AMOUNT OF UNITS: $25,000,000

AGGREGATE INITIAL NUMBER
OF ALL UNITS:  25,000 ($1,000 Unit
Principal Balance Each)



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                         CBT SERIES 2003-1 UNITS TRUST
                          CORPORATE BOND TRACERS UNITS

     This certifies that Cede & Co. is the registered owner of an undivided fractional interest in the Trust Property referred to below. The amount due on the Units represented by this Certificate on any Distribution Date is the fractional undivided interest represented by such Units of the amount of the distribution on the Units as determined pursuant to the Trust Agreement.

     The Trust Property will be held in trust by the Trustee identified in the Trust Agreement (the "Trust"). The Trust has been created pursuant to a Trust Agreement, dated as of September 25, 2003, between LaSalle Bank National Association, as Trustee of the Trust (the "Trustee") and MS Structured Asset Corp. (the "Depositor"), which incorporates the Standard Terms for Trust Agreements (the "Standard Terms"), dated as of September 25, 2003, between the Trustee and the Depositor (including such Standard Terms, the "Trust Agreement").

     To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement (and the Schedules attached thereto). The Units represented by this Certificate are the Units described in the Trust Agreement and are issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of the Units represented by this Certificate, the Holder assents to and becomes bound by the Trust Agreement.

     The Trust Property consists of the Underlying Securities and all payments on or collections in respect of such Underlying Securities (excluding the Retained Interest of the Depositor and any amounts that constitute Reimbursement Payments under the Trust Agreement); all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; all Permitted Investments and all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the Unitholders representing interests in such Trust; any other asset described in the Trust Agreement as constituting a portion of such Trust Property; provided that the Trust Property shall not include any amounts (and income thereon) invested by the Trustee in a Permitted Investment on behalf of the Depositor.

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any grace period or cure period applicable to the Trust Property) and to the prior obligation of the Trust to pay (i) all amounts due to the Swap Counterparty pursuant to the Swap Agreement and (ii) all unpaid Extraordinary Trust Expenses, and until the obligations created by the Trust Agreement shall have terminated in accordance therewith, there will be distributed on each Distribution Date, to the Person in whose name this Certificate

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is registered at the close of business on the Record Date, such Unitholder's fractional undivided interest in the amounts to be distributed to Holders of Units pursuant to the Trust Agreement on such Distribution Date. The amount to be distributed on the Scheduled Final Distribution Date will include the repayment of principal and interest, in each case, as specified in Schedule IV thereto (as amended from time to time).

     Distributions on this Certificate will be made by wire transfer in accordance with a written notice to the Trustee providing appropriate wire transfer instructions given no later than 15 calendar days prior to the applicable Distribution Date. If no such notice has been given, distributions will be made by the Trustee by check mailed to the Unitholder of record at its address as it appears in the Unit Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in Chicago, Illinois.

     This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and at such other places, if any, designated by the Trustee, by any Unitholder upon request.

     Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.






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     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this
Certificate to be duly executed.

                                                 CBT SERIES 2003-1 UNITS TRUST

                                                 By: LASALLE BANK NATIONAL
                                                 ASSOCIATION, as Trustee

                                                 By:
                                                     ---------------------------
                                                     Authorized Signatory

DATED:

[SEAL]

Trustee's Certificate of
Authentication:


                       This is one of the Units referred
                     to in the within-mentioned Agreement.


                                                 LASALLE BANK NATIONAL
                                                 ASSOCIATION, as
                                                 Authenticating Agent

                                                 By:
                                                     ---------------------------
                                                     Authorized Signatory







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                         CBT SERIES 2003-1 UNITS TRUST
                          CORPORATE BOND TRACERS UNITS


     The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Unit Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer and, if applicable, a transfer letter in form and substance satisfactory to the Trustee duly completed and executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Units which evidence the same aggregate interest in the Trust, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Unitholders of all amounts required to be paid to them pursuant to the Trust Agreement.

     Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by LaSalle Bank National Association as Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Units do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable

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for any tax, accounting or other treatment proposed to be applied to the Units or any interest therein except as expressly provided in the Trust Agreement.































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                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

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(Please print or typewrite name and address, including postal zip code, of assignee)

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the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Certificate on the books of the Unit Registrar, with full power of substitution in the premises.


Dated: _______________________________________________________________________*/


Signature Guaranteed: ________________________________________________________*/


*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.





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